                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT


                  AGREEMENT made as of the 1st day of July, 1999 by and between DEL LABORATORIES, INC., a Delaware corporation (the "Corporation"), with principal offices at 178 EAB Plaza, West Tower, Uniondale, New York, and DAN K. WASSONG (the "Executive"), residing at 35 East 76th Street, New York, New York.

                              W I T N E S S E T H:

                  WHEREAS, the Executive has been and is now in the employ of the Corporation as its President and Chief Executive Officer and Chairman of the Board of Directors of the Corporation pursuant to an employment agreement dated November 13, 1992, and amendments thereto dated March 21, 1994, March 31, 1997 and April 20, 1999 (the "Agreement");

                  WHEREAS, the Board of Directors of the Corporation has concluded that the Corporation will be benefited by securing the service of the Executive; and

                  WHEREAS, the Corporation and the Executive desire to amend and restate the Agreement to reflect certain changes to the Agreement.


                  NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, it is agreed as follows:

                  1.       EMPLOYMENT.

                           (a)      The Corporation hereby employs the Executive
as its Chairman of the Board of Directors, President and Chief Executive Officer and the Executive hereby accepts such employment with the Corporation for a term commencing on the date of this Agreement and expiring on December 31, 2008. During the term hereof, the Executive will devote his best efforts to such employment and all of his business time and attention to the performance of his duties hereunder; provided, however, that the Executive may devote reasonable periods required for serving as a director or member of any organization involving no conflict of interest with the interests of the Corporation, so long as the same does not interfere with the performance of his duties hereunder.

                           (b)      The Executive shall have all of the duties,
responsibilities and authority inherent in the positions of a president, chief executive officer and chairman of the board of directors. All executives of the Corporation, its divisions and subsidiaries shall report, directly or indirectly, to the Executive and shall be subordinate to the Executive. Services by the Executive shall be rendered in the Greater Metropolitan Area of New York City, except that the Executive will continue to travel as required by the business of the Corporation.

                           (c)      The Executive will serve as director of the
Corporation and, at his option, of each of its subsidiaries, and the Executive will be a member of the executive committee of each such board on which he serves if an executive committee is created. The Executive will be a member of all other committees of the Board of Directors of the Corporation, other than the Stock Option Committee and the Audit Committee or any other committee on which an officer of the Corporation is not eligible to serve.

                           (d)      Upon the termination of Executive's
employment, except for death, disability or Cause (as hereinafter defined), the Executive shall have the right, but not the obligation, to serve for a period of up to five years as a consultant to the Corporation in accordance with the terms of this Section. During the period of consultancy, the Executive shall be paid, not less frequently than monthly, an annual amount equal to 60% of his Minimum Salary (as hereinafter defined) at the time of such termination; to the extent eligible, he, his spouse, and members of his immediate family under the age of 21 shall continue to be part of the medical reimbursement program of the Corporation or shall be furnished substantially equivalent coverage; and he shall be provided with a suitable office with normal support services (including secretarial services equivalent to those provided on the date of this Agreement) in the Greater Metropolitan Area of New York City, which office may be at the Corporation's headquarters, or such other location in the said Area as Executive may select. During such time that Executive serves as a consultant pursuant to the provisions hereof, he shall be entitled to the benefits provided under
Section 3 of this Agreement, and, at his election, Executive shall be entitled to security services as may be appropriately required during the period of consultancy. The Executive shall be available for consultation during regular business hours, on adequate notice, in the Greater Metropolitan Area of New York City, and the Executive shall not be required to travel. The Executive shall also serve as a director of the Corporation, if requested by the Corporation. The Executive shall not be required to devote more than 10 business days per month to the consulting services, and availability by telephone shall constitute availability for purposes hereof. The consulting services shall be scheduled so as not to interfere with reasonable vacation and personal plans of the Executive. During this period, the Executive's services shall be nonexclusive, but the Executive shall continue to be subject to the provisions of Sections 16 and 17 of this Agreement as if he were continuing in the employ of the Corporation.

                           (e)      It is understood that Executive may retire
at any time (hereinafter, "Voluntary Retirement").

                  2.       COMPENSATION.

                  In consideration of his employment hereunder,

                           (a)      The Corporation shall pay to the Executive,
not less frequently than monthly, an annual salary (the "Minimum Salary") as fixed from time to time by the Board of Directors or its Compensation Committee during the term of his employment hereunder and, as adjusted in accordance with the provisions of Section 1(d) above, during any term he serves as a consultant. The Minimum Salary shall be $723,000 as of January 1, 1999. The Minimum Salary may be increased from time to time by the Board of Directors or its Compensation Committee but shall not be decreased thereafter. References to the Minimum Salary in this Agreement are to the Minimum Salary, as adjusted, in the year in which the event requiring such reference occurs.

                           (b)      As of the date hereof, the Executive is
indebted to the Corporation as follows:

                                    (i) As of July 1, 1999, the Executive is
                           indebted to the Corporation in the principal amount of $1,202,250 (the "Existing Balance"), which is the remaining principal balance, as of that date, of loans made by the Corporation to the Executive in 1984, 1988 and 1990. Subject to the provisions of subparagraph (iii) below, the Existing Balance is to be repaid as follows:

                           Principal Due Date                 Amount Due
                           ------------------                 ----------
                           January 20, 2000                   140,000.00
                           January 20, 2001                   140,000.00
                           January 20, 2002                   140,000.00
                           January 20, 2003                   140,000.00
                           January 20, 2004                   140,000.00
                           January 20, 2005                   140,000.00
                           January 20, 2006                   140,000.00
                           January 20, 2007                   140,000.00
                           January 20, 2008                    82,250.00

                                    (ii) The interest rate applicable to the
                           Existing Balance shall be 6% per annum. All interest accrued through any Principal Due Date shall be payable on such date.

                                    (iii) Notwithstanding anything to the
                           contrary set forth in (i) above, the Corporation agrees to forgive any principal and interest payments required to be made in respect of the Existing Balance as provided in (i) above so long as the Executive is employed by the Corporation under this Agreement at the time any such payment is due or he is serving as a consultant to the Corporation pursuant to Section 1(d) hereof, or if he is neither employed by the Corporation under this Agreement nor serving as a consultant, his employment was not terminated for Cause. Furthermore, the Corporation may, but is not required to, forgive in any calendar year amounts in excess of the principal and interest payments due during that year. In the event the Corporation forgives in any year any principal amount in excess of the principal required to paid in that year as set forth in subparagraph (i) above, such excess amount shall be applied to the principal payments in the inverse order in which they are due. In the event the Corporation forgives any principal or interest in accordance with the provisions of this subparagraph, the Corporation shall also pay to the Executive such additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all federal, state and local income and excise taxes, if any, including any such taxes imposed on the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to such taxes imposed on the principal and interest forgiven.

                                    (iv) If the Executive's employment is
                           terminated for Cause, the then outstanding principal amount of the Existing Balance plus all accrued interest thereon, to the extent not previously forgiven, shall be repaid in accordance with the schedule of payments set forth in (b)(i) hereof.

                                    (v) As collateral security for the due and
                           punctual payment of the Existing Balance, interest thereon and costs and expenses, if any, incurred by the Corporation in the collection of amounts due from the Executive, Executive has pledged a total of 87,077 shares of Common Stock of the Corporation (the "Collateral Security"), which Collateral Security has a fair value of not less than 110% of the Existing Balance. So long as Executive is in compliance with all terms and provisions of this Agreement and any loan agreements or other documents applicable to any of the loans comprising the Existing Balance, it will release to Executive, at Executive's request, as much of the Collateral Security in exchange for other collateral or, upon reduction of the unpaid principal, so much of the Collateral Security it then holds as will continue to provide the Corporation with Collateral Security having a fair value at the time of release or exchange of not less than 110% of the then Existing Balance. In the event the fair value of the Collateral Security is at any time less than 110% of the then Existing Balance, the Executive will, upon demand made by the Corporation, deliver additional collateral security, in form reasonably satisfactory to the Corporation (which may be shares of Common Stock of the Corporation), such that the Collateral Security will have a fair value of not less than 110% of the then Existing Balance.

                                    (vi) In the event of any conflict between
                           the terms and provisions of this paragraph (b) of
                           Section 2 of this Agreement and the terms and provisions of any loan document or other agreement or document concerning the above-discussed indebtedness of the Executive to the Corporation, the terms and provisions of this paragraph (b) shall be controlling.

                  3.       BENEFITS AND EXPENSES.

                           (a)      The Corporation will reimburse the Executive
for all reasonable and necessary business and entertainment expenses incurred by him in connection with the performance of his duties hereunder. To the extent such expenses include air travel by the Executive, such travel will be at business class or better. In the event that any Federal, state or local government agency or authority determines that any such expenses which are reimbursed to the Executive constitute taxable income to the Executive, the Corporation agrees, to the extent that such determination involves the Executive and provided the Audit Committee of the Board of Directors approves, to reimburse the Executive (i) for all costs in disputing such action, including counsel fees, and (ii) for all taxes and penalties incurred by the Executive in connection with such action.

                           (b)      The Corporation shall furnish to the
Executive, for his sole use in connection with company business, a suitable automobile comparable to the automobile heretofore furnished to the Executive. The Corporation shall pay for all of the operating costs, including a chauffeur, maintenance and storage costs of such automobile comparable to the automobile heretofore furnished to the Executive. The Corporation shall keep both the automobile and the chauffeur fully insured against any and all liabilities for injuries to passengers or other persons and damages to property, including the automobile.

                           (c)      The Corporation shall reimburse Executive
for reasonable legal and accounting fees which he may incur in connection with the preparation and periodic review of: his estate plan; tax planning; tax returns; and this Employment Agreement and related employment arrangements.

                  4.       BENEFIT PLANS.

                  The Executive shall be eligible to participate in any employee benefit programs generally made available to senior executives of the Corporation which are now or may hereafter be placed in effect.

                  5        STOCK OPTIONS OR OTHER SIMILAR BENEFITS.

                           (a)      With respect to shares of Common Stock of
the Corporation which may be acquired by the Executive pursuant to options or rights heretofore or hereafter granted to him, the Corporation agrees that, to the extent permitted by applicable law, at the Executive's request, the Corporation will lend or cause to be lent to the Executive funds sufficient to enable him to pay (i) the exercise price on such options or rights from time to time up to the total number of shares covered by said options or rights and (ii) any applicable federal, state and local income taxes incurred by the Executive as a result of the exercise of such options and rights. Such loans may be secured or unsecured, at the Corporation's discretion, but if secured, the Corporation agrees that shares of its Common Stock, taken at market value at the time, will be accepted by the Corporation as adequate security, subject to applicable Federal, state or local governmental or agency laws, rules or regulations. The term of each loan shall be for a term to be fixed by the Board of Directors. Interest on any such loan, if charged by the Corporation, shall be at an appropriate rate as determined by the Board of Directors, not exceeding the prime rate of the Corporation's principal banking institution prevailing at the time and from time to time thereafter. All of the other terms of such loan or loan shall be as mutually agreed.

                           (b)      The Corporation also agrees, at the
Executive's request, to use its best efforts to cause a registration statement to become effective with respect to shares which the Executive may purchase pursuant to said options or rights in order that the Executive may sell such shares to the public, provided (i) the Executive shall not request such registration statement with respect to shares subject to restrictions on sale or transfer imposed by the terms of any stock options or rights until such restrictions shall have ceased to be effective,
(ii) at the Corporation's election, such registration statement may include, as well, other securities of the Corporation and the securities of other persons employed by the Corporation, (iii) such request shall not be made more frequently than once in any 12 months period, and (iv) the Executive's request for such registration statement shall not require the Corporation to use audited financial statements other than those regularly prepared for it by its independent public accountants and auditors unless the Executive agrees to bear the cost of auditing such statements PRO RATA with other persons selling securities. Except as set forth in (iv) above, the Corporation shall bear all expenses in connection with such registration statement.

                           (c)      In addition to the foregoing and any other
rights which Executive may have under each of the 1984 Stock Option Plan and the 1994 Stock Option Plan, and in addition to any other options granted to replace shares of stock of the Corporation sold to pay the exercise price and withholding taxes on options exercised, and any other plan in which Executive may be entitled to participate, the Executive shall receive options to purchase 40,000 shares of stock of the Corporation during each calendar year, the first such grant to be made on the date of the ratification of this Agreement by the Board of Directors of the Corporation, July 29, 1999, and each subsequent grant each calendar year to be made at such time and on such terms as may be determined by the Board of Directors. The Executive's right under the foregoing sentence to receive options shall apply only so long as the Executive is employed by the Corporation under this Agreement. Furthermore, any such options, as well as any options held by the Executive pursuant to the 1994 Stock Option Plan shall be made transferrable pursuant to whatever actions are required to be taken by the Compensation Committee.

                           (d)      This section shall apply to the executors,
heirs or legal representatives of the Executive to the extent such executors, heirs or legal representatives succeed to the right of Executive to acquire shares of Common Stock of the Corporation.

                  6.       VACATIONS.

                  The Executive shall be entitled to such vacations, at such times and for such periods, as are in accordance with the vacation policies of the Corporation then in effect for senior executives employed by the Corporation, but in no event shall Executive be entitled to fewer than five weeks of vacation per year. The Executive shall not be required to take any vacation time to which he is entitled in a given year. In the event the Executive does not take all of the vacation time to which he is entitled in a given year, such vacation time will be deferred and accumulated for use by the Executive in a subsequent year up to a total of ten weeks of vacation time.

                  7.       INSURANCE.

                           (a)      The Corporation has assisted in obtaining
and shall during the Executive's employment hereunder, keep in effect and pay premiums upon insurance on the life of the Executive (the "Insurance") as described herein. The Insurance, Massachusetts Mutual Policy Number 8853985 and New York Life Insurance Policy Number 44864449, is owned by, and payable to Robert H. Haines, Trustee (or his Successors) under a Trust Agreement dated 2/18/93 established by the Executive. The Corporation has paid since 1993 and will continue to pay sufficient premiums in substantially equal installments over a ten year period to fund the Insurance to the point that no further premiums shall thereafter be necessary, provided that, if it is determined at any time that such premiums are insufficient to provide the required death benefit as set forth below, then additional premiums shall be paid by the Corporation to maintain the required death benefit. The Insurance has been purchased on a "split dollar" basis, so that upon the death of the Executive, the Corporation, pursuant to Split Dollar and Collateral Assignment Agreements, will be entitled to receive out of the proceeds of insurance the amount which it has spent on premiums. The Insurance will have a death benefit of no less than $4,000,000, provided that the Corporation will pay such additional premiums as may be necessary to provide a net death benefit payable to the aforesaid Trust of no less than $2,000,000 after subtraction of the amount which must be repaid to the Corporation. The Corporation will be required to make premium payments irrespective of whether the Executive is employed by the Corporation, except if Executive's employment has been terminated for Cause.

                           (b)      Amounts payable upon the Executive's death
pursuant to this Section 7 are in addition to benefits payable pursuant to a Group Life Insurance program which is or may be established and maintained by the Corporation for which the Executive is eligible.

                           (c)      The Executive agrees to submit to any
physical examination required by any prospective insurer, and will otherwise cooperate with the Corporation in connection with any life insurance on the Executive's life the Corporation may wish to obtain.

                  8.       TERMINATION OF EMPLOYMENT.


                           (a)      The Executive's employment shall terminate
hereunder upon any of the following events:

                                    (i)     Voluntarily termination by the
                           Executive, including Voluntary Retirement;

                                    (ii)    Termination for Cause
                           (as hereinafter defined);

                                    (iii)   Termination by reason of the
                           Executive's mental or physical disability (as hereinafter defined);

                                    (iv)    Termination by reason of the
                           Executive's death; or

                                    (v)     Termination upon expiration of the
                           term of employment set forth in Section 1(a) of this Agreement or any renewal term.

                           (b)      "Cause" for purposes hereof shall be deemed
to exist if:

                                    (i)     The Executive is convicted of, or
                            pleads NOLO CONTENDERE to, any crime or offense involving theft or diversion of monies or other property of the Corporation which conviction or plea, through lapse of time or otherwise, is not subject to appeal and which constitutes a felony in the jurisdiction involved; or

                                    (ii)    Material breach by the Executive of
                            any provision of this Agreement, provided that such breach continues for thirty business days after delivery of notice to him of the facts on which the Corporation bases a claim for a material breach. Such notice shall be given only if approved by a majority of the members of the Board of Directors, not including the Executive for determining a majority.

                                    (iii)   If the Executive is indicted for a
                            crime or offense, the conviction or NOLO CONTENDERE plea of which would be grounds for termination for Cause, his employment may be suspended until the charges are dropped or he is acquitted. Such suspension and its term shall be determined by a majority of the members of the Board of Directors, not including the Executive for determining a majority. During such period of suspension all of the provisions of this Agreement, including those relating to the compensation of the Executive, shall continue in full force and effect, except that the Executive shall not act as Chairman of the Board of Directors, President or Chief Executive Officer, and he shall be available on reasonable notice at reasonable times for consultation on the business and affairs of the Corporation.

                           (c)      The Executive may elect, by notice to the
Corporation in accordance with the provisions of paragraph (f) of this
Section 8, to treat the following acts or omissions by the Corporation to which he has not given his express consent as termination of Executive's employment without Cause:

                                    (i)     Subject to the provisions of the
                            foregoing Section 8(b)(iii), if he is not elected and continued as a director of the Corporation and appointed Chairman of the Board of Directors, President and Chief Executive Officer.

                                    (ii)    With respect to acts or omissions
                            other than those specifically stated in this paragraph (c), if the Corporation shall not substantially comply with its obligations under this Agreement and such failure shall not be corrected within ten business days after delivery of notice to the Corporation of the facts on which the Executive bases a claim of non-compliance.

                                    (iii)   The assignment to the Executive of
                            any duties inconsistent with his position as Chairman of the Board of Directors, President and Chief Executive Officer.

                                    (iv)    A relocation of the Executive's
                            office to a place other than the Greater
                            Metropolitan Area of New York City.

                                    (v)     A charge of material breach by the
                            Corporation under Section 8(b)(ii) hereof which is determined by final judgment to have been made without adequate basis in law or fact.

                                    (vi)    The sale by the Corporation of all
                            or substantially all of its assets and business or a merger or consolidation of the Corporation with a company other than a subsidiary of the Corporation in which the shareholders of the Corporation, prior to the merger or consolidation, own less than a majority of the company surviving such merger or consolidation.

                                    (vii)   A change in control (as hereinafter
                           defined) of the Corporation.

                           (d)      "Mental or physical disability" shall be
deemed to exist if, in the judgment of a physician licensed to practice in the State of New York, mutually selected by the Board of Directors and the Executive (or his representative), the Executive has been unable or will be unable, due to mental or physical incapacity, disease or injury, to perform the duties or services specified herein for a period of not fewer than 180 consecutive calendar days. For purposes of this Agreement, the date of such disability shall be the date of the determination by such physician.

                           (e)      For purposes hereof, a "change in control"
shall be deemed to have occurred if, at any time prior to the expiration or termination of this Agreement, voting power representing more than 40% of the Corporation's outstanding Common Stock (or equivalent in voting power of any class or classes of outstanding securities of the Corporation ordinarily entitled to vote in elections of directors) shall be acquired, directly or indirectly, by any individual, corporation or group, other than persons who are members of the Board of Directors at the date hereof or who succeed to the ownership of securities of the Corporation of any such members of the Board as executor, administrator, heir or intestate distributee of such persons.

"Group" shall mean persons who act in concert as described in Section 14(d) (2) of the Securities Exchange Act of 1934, as amended. "Change in control" shall not include increases in the percentage of voting power of persons who beneficially own or control stock on the date of this Agreement which occur solely as a result of a reduction in the amount of stock outstanding.

                           (f)      The notice required by paragraph (c) of
this Section 8 shall be given within 60 days of the occurrence of a described event which is not required to be reported on a Schedule 13D or Schedule 14D or equivalent, or within 90 days after the filing of a report on Schedule 13D or
Schedule 14D or equivalent, reporting the event on which the Executive elects to claim a termination without Cause.

                  9.       COMPENSATION AFTER TERMINATION OF EMPLOYMENT.

                           (a)      In the event the term of Executive's
employment expires pursuant to Section 1(a) hereof or in the event the Executive's employment is terminated hereunder prior thereto for any reason, the Corporation shall have no further obligations or duties to the Executive, except as provided in Sections 1(d), 2(b), 3, 5, and 7 hereof and except that the Executive shall be entitled to receive:

                                    (i)     All salary due and owing to the
                           Executive up to the termination or expiration date, as the case may be (hereinafter collectively referred to as the "Termination Date"), and any bonus or incentive compensation for any year prior to the Termination Date which has not been paid, and any bonus or incentive compensation for the year of termination, prorated to the Termination Date, provided that, if such bonus or incentive compensation is discretionary in amount, the Executive shall receive a payment for any year at least equal to the last previous bonus or incentive compensation payment made to him, which amount shall, in the case of a bonus or incentive compensation for the year of termination, be prorated to the Termination Date. Any bonus payable to the Executive over a number of years shall be accelerated and paid in full on the Termination Date,

                                    (ii)  Expense reimbursements due and owing
                           to the Executive as of the Termination Date, plus payment for accrued vacation as of the Termination Date at the Minimum Salary,

                                    (iii) Payment, in accordance with prior
                           Corporation practice, and subject to the provisions of Section 7, of life insurance premiums through the Termination Date and of all benefits accrued for the account of the Executive under the Corporation's Employee Stock Ownership Plan, Pension Plan, Annual Incentive

                           Bonus Plan and Supplemental Executive Retirement Plan as of the Termination Date,

                                    (iv)    Unless termination of Executive's
                           employment is for Cause, the Corporation shall continue to pay during Executive's lifetime premiums for health insurance which is substantially the same as the health insurance provided to Executive of the Termination Date, and

                                    (v)     Any monies owing to the Executive
                           pursuant to subsection (b) below.

                           (b) (i) In the event that the Executive's employment under this Agreement is terminated other than for Cause, he shall be entitled to receive for a number of months equal to one month for each year he was employed by the Corporation and its predecessors, compensation at the Adjusted Compensation Rate, as hereinafter defined. Such amount shall be paid semi-monthly in equal installments over the same number of months as determined in the preceding sentence. "Adjusted Compensation Rate" shall mean the sum of the Minimum Salary on the Termination Date and 110% of the amount of the bonus paid during the year preceding the Termination Date, excluding the amount, if any, of loans forgiven during the year. Any such payment is hereinafter referred to in this Agreement as the "Deferred Compensation". Payment shall begin on the first regular salary payment date during the month after the month in which the Executive elects Voluntary Retirement.

                                    (ii)    In the event of the termination of
                           employment due to the Executive's death, the Corporation shall pay to his designated beneficiary (as hereinafter defined) the Deferred Compensation, provided that such Deferred Compensation shall not be paid over the period set forth in (i) above, but shall be paid semi-monthly in twelve equal installments, commencing on the Termination Date.

                                    (iii)   In addition to the Deferred
                           Compensation, in the event the Executive's employment under this Agreement is terminated other than for Cause, in consideration of Executive's services and obligations hereunder, including, where applicable, his covenant not to compete with the Corporation set forth in Section 17, the Corporation shall pay to the Executive or his designated beneficiary, on the Termination Date, a lump sum equal to his annual Minimum Salary on the Termination Date multiplied by the greater of (i) the number of years remaining in the balance of the term of Executive's employment under this Agreement or any renewal or extension hereof, or (ii) four years. Executive or his designated beneficiary shall also be entitled to receive the Deferred Compensation commencing on the Termination Date. For purposes of this subsection
                            (iii), years remaining in the balance of the term of Executive's employment shall be calculated on a calendar year basis, and part of a calendar year shall be deemed to be a full year.

                                    (iv)    Notwithstanding anything in this
                           Agreement or in any stock option agreement between the Company and the Executive to the contrary, if the Executive's employment under this Agreement is terminated other than for Cause, then, at the Executive's election (or the election of his designated beneficiaries), Corporation will pay to the Executive (or his designated beneficiaries) as additional compensation the excess of the market value at the close of business on the Termination Date of up to all shares of stock which the Executive had an option to acquire from the Corporation on such date over the option price for such shares; and such options shall terminate.

                                    (v)     In the event the term of Executive's
                           employment under this Agreement expires without the execution of a new agreement of employment (or extension of this Agreement), or his employment continues after December 31, 2008, without the execution of a new agreement of employment (or the extension of this Agreement) and thereafter terminates at any time and for any reason, such termination shall be deemed, for purposes of this
                           Section 9(b) to be a termination of Executive's employment under this Agreement without Cause entitling him or his designated beneficiary to payments hereunder.

                                    (vi)    For purposes of calculating the
                           Deferred Compensation under this Section 9(b), the number of years the Executive will be deemed to have been employed by the Corporation and its predecessors shall be calculated on a calendar year basis commencing with the year 1965. For purposes of computing the Deferred Compensation, if Executive is employed for part of a calendar year, he shall be credited with a full year's employment with the Corporation for each such year. For purposes of any calculation set forth above, the Executive shall not be deemed to be in the employ of the Corporation for any period during which he is paid pursuant to this
                           Section 9(b).

                                    (vii)   In the event the Executive dies
                           during the period he is receiving any monies pursuant to this Section 9(b), or in the event any monies are payable pursuant to this Section 9(b) commencing upon the Executive's death, the monies due shall be paid by the Corporation to such person or persons as may be designated in writing from time to time by the Executive, or in the absence of any such designation to the personal representatives of his estate. (For purposes of this Section 9(b), any such payee shall be referred to as the "designated beneficiary").

                  10.      APPLICABLE LAW.

                           This Agreement is to be governed by and interpreted
in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State, except with respect to the powers of the Corporation, which are governed by Delaware law.

                  11.      AMENDMENT OF PLANS.

                  Notwithstanding anything to the contrary herein, nothing herein is intended to or shall operate to restrict the right of the Corporation to amend, terminate or modify, in accordance with the terms hereof, any employee benefit programs or practices heretofore or hereafter adopted by the Corporation.

                  12.      ASSIGNMENT.

                  This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns, except as otherwise set forth herein. This Agreement is personal in nature and may not be assigned by either party except that, subject to the provisions of Section 8(c) herein, the Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform as if no such succession had taken place. Notwithstanding the foregoing sentence, the Corporation shall not by virtue of any such succession be relieved of any obligations hereunder.

                  13.      INDEMNIFICATION.

                  To the fullest extent not inconsistent with applicable law, in the event that the Executive is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Corporation shall indemnify the Executive and hold him harmless, against all expenses (including costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Executive did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or that, with respect to any criminal action or proceeding, the Executive had reasonable cause to believe that his conduct was unlawful. The provisions of this Section 13 shall not be deemed exclusive of any other rights of indemnification to which the Executive maybe entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance. These provisions shall continue in effect after the Executive has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of Executive's heirs, executors, administrators and intestate distributees.

                  All litigation or inquiries by third parties (for example, but not limited to, those by shareholders - direct or derivative - or government agencies) arising out of or in connection with this Agreement or Executive's performance hereunder, against either the Corporation or the Executive or both, shall be defended or opposed by the parties hereto, as the case may be, to support this Agreement, and the costs, fees and expenses thereof, including fees of counsel for the parties, shall be borne by the Corporation.

                  Notwithstanding the foregoing provisions of this Section 13, during the term of Executive's employment hereunder and during such time he continues as an officer or member of the Board of Directors, the Corporation agrees to maintain substantially the same Directors' and Officers' liability insurance in place on the date hereof.

                  14.      ARBITRATION.

                  Any controversy or claim between the Corporation and Executive, their representatives, heirs, successors and assigns, arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof shall be determined by arbitration conducted in New York City in accordance with the Rules of the American Arbitration Association then obtaining, and judgment upon any award rendered may be entered in any court having jurisdiction thereof. The decision of the arbitrators shall be final and binding upon the parties hereto. All of the Executive's costs and expenses (including attorneys, fees) arising out of or in connection with any matters submitted to arbitration pursuant to this Section 14 shall be paid by the Corporation, unless the award of the arbitrators shall explicitly find that the Executive's claim or his defense against a claim by the Corporation was frivolous and completely without merit, in which case the Executive shall pay the costs and expenses (including, without limitation, reasonable attorneys, fees) incurred by the Corporation in such connection.

                  15.      NOTICES.

                  Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be deemed given effectively if delivered personally to such party (or any officer thereof in the case of the Corporation except that any notice to be given by the Executive to the Corporation shall be to an officer other than himself) or if mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such other party at the address first set forth above. Any party may change the address to which notices are to be sent by giving written notice of any such change in the manner provided herein.

                  16.      CONFIDENTIAL INFORMATION.

                           (a)      The Executive recognizes that as an
executive of the Corporation he has had and will have access to secret and confidential information regarding the Corporation, its products, customers and plans. The Executive acknowledges that such information is of great value to the Corporation, and is the sole property of the Corporation and that such information has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation as set forth herein, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known, except as authorized by the Corporation or required on its behalf or required pursuant to legal or administrative processes, any information of a confidential nature concerning the Corporation acquired by the Executive during the course of his employment.

                           (b)      The Executive agrees that any breach or
threatened breach by him of any provisions of this Section 16 shall entitle the Corporation, in addition to any other legal and equitable remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without the posting of any bond or any security.

                           (c)      This Section 16 shall survive the
termination of the Executive's employment hereunder.

                  17.      COVENANT NOT TO COMPETE.

                           (a)      The Executive recognizes that the services
to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that the Executive agree, and accordingly, the Executive does hereby agree that he will not, directly or indirectly, except for the benefit of the Corporation, at any time during his employment hereunder and thereafter during the Restricted Period, as hereinafter defined, provided the Corporation shall duly perform its obligations to the Executive pursuant to this Agreement:

                                    (i)     Become an officer, director,
                           stockholder, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer or otherwise, or be interested in or associated with any other corporation, firm or business engaged, in any geographical area in which the Corporation is engaged, in making or selling one or more products competitive with a product or products made or sold by Corporation now or during the term of this Agreement, which products made or sold by the Corporation accounted for at least 5% of Corporation's annual sales for any year during such period;

                                    (ii)    Solicit, cause or authorize,
                           directly or indirectly, to be solicited for or on behalf of himself or third parties, from parties who were customers of the Corporation at any time within one year prior to the cessation of his employment hereunder, any business competitive to the business transacted by the Corporation with such customer,

                                    (iii)   Accept or cause or authorize,
                           directly or indirectly, to be accepted for or on behalf of himself or third parties, any such business from any such customers of the Corporation as defined in the preceding subsection;

                                    (iv)    Solicit, or cause or authorize,
                           directly or indirectly, to be solicited for employment for or on behalf of himself or third parties, any persons who were at any time within one year prior to the cessation of his employment hereunder, employees of the Corporation;

                                    (v)     Employ or cause or authorize,
                           directly or indirectly, to be employed for or on behalf of himself or third parties, any such employees of the Corporation; or (vi) Take any public position contrary to a public position taken by the Board of Directors of Corporation, provided that the foregoing shall not apply to actions taken by the Executive to enforce his rights under this Agreement or to testimony or the production of documents by the Executive which may be required by legal process.

                           (b)     The Executive agrees that any breach or
threatened breach by him of any provisions of this Section 17 shall entitle the Corporation, in addition to any other legal or equitable remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without the posting of any bond or any security. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this paragraph shall then be enforceable in the manner contemplated hereby.

                           (c)     This Section 17 shall not be construed to
prevent the Executive from owning in the aggregate an amount not exceeding three per cent (3%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market. For this purpose "outstanding voting securities" shall be deemed to include the voting securities issuable upon conversion of a corporation's outstanding convertible securities, whether or not immediately convertible, and the voting securities of a corporation issuable upon exercise of outstanding warrants and options to acquire voting securities, whether or not immediately exercisable, and "voting securities" of a corporation shall be deemed to include securities convertible into or exercisable for voting capital stock, valued at the number of shares such securities are convertible into or exercisable for the purpose of determining percentage ownership of outstanding voting securities.

                           (d)     The term "Restricted Period" as used in this
Section 17 shall mean the longer of (i) one year, and (ii) any period during which the Executive is entitled to compensation hereunder pursuant to the provisions of Section 1(d) or 2(a) hereof, including compensation payable while Executive serves as a consultant to the Corporation pursuant to Section 1(d) hereof, or would be so entitled but for action on the Executive's part which relieves the Corporation of its obligations.

                           (e)     This Section 17 shall survive the termination
of the Executive's employment hereunder for the period provided in paragraph (d).

                           (f)     Notwithstanding anything in this Agreement
to the contrary, if the Executive violates any of the provisions of paragraph
(a) hereof during the Restricted Period and fails to cease such violation and to remedy the consequences of such violation within ten days after notice from the Corporation specifying such violation and if the Corporation obtains a final judgment from a court of competent jurisdiction to the effect that the Executive has violated a provision of paragraph (a) and has failed to cease such violation and to remedy the consequences of such violation within ten days after notice from the Corporation, all obligations of the Corporation to compensate the Executive and forgive indebtedness of the Executive to the Corporation shall cease, and the Corporation shall be entitled to recover from the Executive compensation received by the Executive and any indebtedness forgiven while such violation existed.

                  18.      MODIFICATION.

                  The foregoing is the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements. This Agreement may not be altered, modified, changed or discharged and none of the provisions hereof may be waived except in writing, signed by the party to be charged therewith. A failure strictly to enforce any of the terms of this Agreement shall not be deemed to be a waiver of the right to enforce any such term at any subsequent time.

                  19.      MISCELLANEOUS.

                           (a)      The Executive acknowledges that the remedy
at law for any material breach or threatened material breach by him of the performance of his obligations hereunder will be inadequate and that the Corporation shall be entitled to injunctive relief therefor.

                           (b)      The Corporation recognizes that a
termination without Cause will subject the Executive to losses and damages, the amount of which might not readily be determined, and that there exist only a limited number of employment opportunities comparable in stature, compensation and opportunity to employment as the Chief Executive Officer of the Corporation. Therefore, the Executive shall not be required to seek or accept employment in mitigation of any obligations of the Corporation arising by reason of his termination without cause.

                  20.      SECTION HEADINGS.

                  The headings or titles of the sections of this Agreement are not a part of this Agreement and are not intended to aid in the construction of any provision thereof.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

ATTEST:                                   DEL LABORATORIES, INC.


/s/ Shawn A. Smith                        By: /s/ Steven Kotler
---------------------------                   ---------------------------------
                                                            , Chairman
                                              Compensation Committee

WITNESS:


/s/ Shawn A. Smith                        /s/ Dan K. Wassong
---------------------------               -------------------------------------
                                          Dan K. Wassong